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                                                                   Exhibit 10.35



                                   AGREEMENT

               on the Establishment of Limited Liability Company

concluded today according to the Czech Commercial Code
1. SFMT-Czech, Inc., registered office National Corporate Research, Ltd. 9 East Loockerman Street, Dover, County of Kent, U.S.A., business seat 477 Madison Avenue, New York, N.Y. 10022, U.S.A. (hereinafter "SFMT"), and

2.   B & H, s.r.o., Nad-lomem 14/746, 147 00 Praha 4 (hereinafter "B & H")


                                       I.
                                BASIC PROVISIONS

                                   Section 1
                             BUSINESS NAME AND SEAT

1.   The business name of the Company is:    SFMT Czech Net.
                                             spol. s.r.o.
2.   The seat of the Company is:   Nad lomem 14/746, 147 00
                                   Praha 4


                                   Section 2
                          SCOPE OF BUSINESS ACTIVITIES

1.   The scope of business activities of the Company is:
     a) Sale and operations of private telecommunications services through satellite (within the extent of the given licenses) and commercial activities connected with it
     b)   Sale and purchase of merchandise for the purpose of further sale

2. The Executive of the Company shall submit within 3 days after the conclusion of this Agreement to the appropriate telecommunication authority the petition for the licence for activity mentioned in para 1.
     a) and at the same time shall announce the activity mentioned under para
     1. b) to the appropriate Trades Bureau. He shall at the same time appoint the responsible representative of the Company.

3. Members have agreed that B & H s.r.o. shall be the trade representative of the Company. For this purpose a contract between the Company and B & H s.r.o. on non-exclusive trade representation according to para 664 ff of the Commercial Code shall be concluded within one month after the establishment of the Company, however the Company shall be permitted to engage other companies or


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     organizations to market telecommunications services on its behalf.


                                   Section 3
                               REGISTERED CAPITAL

     The registered capital of the Company is 3,000,000 [ILLEGIBLE].


                                   Section 4
                                  INVESTMENTS

1. Founders of the Company are obliged to invest into the registered capital of the Company within one month after the conclusion of this Agreement to the newly opened bank account of the Company
     a)   SFMT financial investment in the amount of 2,400,000 [ILLEGIBLE]
     b)   B & H s.r.o. financial investment in the amount of 600,000
          [ILLEGIBLE].

2. The shareholdings of the members in the registered capital are therefore as follows:
     a)   SFMT      80%
     b)   B & H     20%

3. The Executive of the Company shall also be the administrator of the investments.


                                      II.
                          RIGHTS AND DUTIES OF MEMBERS

                                   Section 5
                               RIGHTS OF MEMBERS

       Each member has in particular the following rights:
a) The right to a share of profits that the General Meeting has resolved for distribution among members.
b) The right to receive information on the activities of the Company, the right to request such information from the Executive and to inspect all documents of the Company during normal business hours and with reasonable notice period.
c) The right to participate in the General Meeting, the right to submit resolutions to the General Meeting and to express opinion on its consideration.
d)   to participate by voting in the decision making of the General Meeting.
e) The right to propose the convening of an extraordinary General Meeting, evtl. convene a General Meeting under conditions mentioned in Section 129, para 2 of the Commercial Code.
f) The right to transfer the ownership interest to another person under conditions agreed upon in this Agreement in Section 17.


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g)   The right of first refusal to new investments under conditions agreed upon in this Agreement in Section 15.
h) The right to settlement in the event of termination of its participation in the Company and in the event of termination of the Company.
i) The right to an entrepreneur's remuneration in case of personal participation in the activities of the Company if it is a participation outside a labour law relationship.


                                   SECTION 6
                               DUTIES OF MEMBERS


       Members are obliged in particular:
a) to fulfill obligations imposed on them by this Agreement and by General Meeting Resolutions
b) to respect the directives of the Executives in personal participation in the activities of the Company
c) not to form on the territory of the Czech Republic other commercial companies with the same scope of activities (Section 2/1a) nor to participate as members in such scope of activities in other legal entities in the Czech Republic.


                                   SECTION 7
                     SANCTIONS FOR VIOLATION OF OBLIGATIONS


1. In the event of violation of the Agreement the affected member may request the convening of the General Meeting with the motion that the violation of law be remedied. If remedy is not secured member or the Company may request protection in a Court action.

2. The General Meeting may resolve to submit a motion for expulsion of a member in the event that this member deliberately or by gross negligence has violated one of its substantial obligations. The Court shall proceed according to the principles of civil law proceedings.

3. The provisions of paras 1 and 2 as well as the provisions of Section 4, para 2 do not affect the obligation for compensation of reasonable damages.


                                      III.
                                 COMPANY BODIES

                                   SECTION 8
                                GENERAL MEETING


1.   The General Meeting shall be the highest body of the Company.

2. The General Meeting can take decisions only if both members are present. However, if either Member refuses to attend two consecutive regularly called General Meetings



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     the third General Meeting may take decisions by votes of the present
     Member according to the present Agreement, in accordance with the existing Commercial Code.

3.   Apart from authority mentioned in the law (Section 125 of the Commercial
     Code) the General Meeting shall further be authorized:

     a) To approve the strategy of Company's activities and its modifications.

     b) To approve the entrepreneur's renumeration of members participating in the activities of the Company outside a labour law relationship.

     c) To decide which dispositions with the assets of the Company are subject to its prior consent.

     d) To decide on the method for distribution of profit and how to cover the losses of the Company.

     e) To decide on the amendements of the founding agreement.

     f) In the event that the Company shall have at least 50 employees the General Meeting may decide that the Company shall adopt Statutes in which the internal organization and principles of its economy shall be regulated in more detail than the present Agreement. In such case these Statutes are subject to the approval by the General Meeting.

     g) To decide on the motion to expel a member.

     h) To resolve on the merger, division or integration of the Company or on its transformation in an other commercial company. It shall also decide on winding up of the Company.

     i) To appoint and recall members of the Executive Council and to approve its competencies and principles of its activity.

     j) To appoint and recall the Executive of the Company.

4. The General Meeting may at any time reserve its decision of cases which otherwise belong in the competence of the Executive Council and the Executives. In case of competence disputes the resolution of the General Meeting is decisive.

5. At each session the General Meeting shall elect its Chairman. In the election of a Chairman each member has one vote.

6. In all matters voted upon by the General Meeting, unless otherwise specified in this Agreement each member shall have one vote per every 100,000 Kc of its investments. Unless otherwise provided, such actions require a majority of votes.

7.   For decisions on matters mentioned

     a) Under provisions of Section 127, para 4 of the Commercial Code.

     b) In provisions of Section 8, para 3 d), e), h), i) and in Section 8, para 4 of this Agreement,

     c) In approval of the Statutes of the Company



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     approval by at least a two thirds majority of all members votes shall be required, subject to an exception where such acts occur as a result of the exercise by SFMT of its rights under Section 15, para 1.

     However, unanimity of all votes is required for matters under paras 3 e) and 3 h) above if these decisions would adversely affect the interest of minority member (members) to the extent that the basic principles of the present Agreement would be changed.

8. The Executive is obliged to attend the General Meeting. If he/she is not at the same time a member, he/she shall have only an advisory function.

9. The Executive shall record the proceedings of the General Meeting in a Protocol.

                                   Section 9
                               Executive Council


1. The General Meeting shall elect within one month after signature of this Agreement a Executive Council of the Company. The Executive Council shall have three members. SFMT shall appoint two members and B & H one member. The Executive Council shall elect from among its member its Chairman.

2. The Executive Council is an operative body of the Company for its management between the General Meetings and shall report to the General Meeting. Specific authority and principles of its activity shall be determined in a General Meeting resolution.

3.   The Executive Council may give binding instructions to the Company
     Executive.


                                   Section 10
                                   Executive


1. The Executive is authorized to decide on all matters which the law or this Agreement does not reserve to the General Meeting or which the General Meeting has not reserved for its decision.

2. The Executive is in his/her activities bound by the directives of the Executive Council according to Section 9, para 3 of this Agreement.

3. The Executive is bound by the ban on competitive conduct within the extent mentioned in Section 136 of the Commercial Code with the following modification:

     a) The Executive is allowed to participate in the activities of another company as a member with unlimited liability if it is not a company in competition with this Company as defined in Section 2 1a) above



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     b)  The Executive is not allowed to perform activities as statutory organ or a member of a statutory organ of any legal entity; this applies also in case mentioned under subpara a) above.

4. The Executive is Ing. Pavel Vyborny residing in Senovska 540, 182 00 Prague 8, birth No. 400604/116.

5. The Executive acts for the Company in such a way that he shall sign documents under the printed or written name of the Company and shall, as a rule, give his executive function.


                                      IV.

                             ECONOMY OF THE COMPANY

                                   SECTION 11
                               ACCOUNTING PERIOD


1. The first accounting period begins on the day of the establishment of the Company and ends on 31 December of the year in which the Company was established.

2.   Other accounting periods are identical with calendar years.


                                   SECTION 12
             DUTIES OF THE EXECUTIVE IN THE ECONOMY OF THE COMPANY

1. The Executive is responsible for the proper economy of the Company and for its harmonization with the approved conception to the General Meeting and to individual members.

2. The Executive is obliged to make arrangements for the proper book-keeping of the Company and for ordinary and extraordinary balance sheets. These are submitted with the motion for distribution of profit and with the annual report to the General Meeting for consideration and decision.

3. The Executive is obliged to compile an annual report for every accounting period also if it is not required by legal regulation. In a separate exhibit to the annual report he shall give the data which are to be published.

                                   SECTION 13
                                  RESERVE FUND


1. The Company shall establish a Reserve Fund in the amount of 10% of its registered capital. The Reserve Fund shall be fed on an annual basis by 5% of net profit until the Reserve Fund reaches the level of 10% of the registered capital.



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2.   The Executive is authorized to decide on the use of the Reserve Fund after prior consent of the Executive Council. He shall inform the next General Meeting on the disposition with the Reserve Fund and on its level.


                                   Section 14
                             DISTRIBUTION OF PROFIT


1. Distribution of profit shall be decided upon by the General Meeting on proposal by the Executive after consideration by the Executive Council.

2. The General Meeting shall decide what part of the profit shall the Company use for its further development and what part shall be used for distribution of profit between members after deduction of taxes and supplement of the Reserve Fund.

3. Profit shall be distributed between members proportionally according to their shareholdings.

                                       V.
                         CHANGES OF REGISTERED CAPITAL

                                   Section 15
                         INCREASE OF REGISTERED CAPITAL


1. Increase of registered capital shall be decided upon by two third majority of votes on the proposal of anyone of them. SFMT may increase registered capital as required by reasonable and prudent business practice in line with the needs of the operation by the Company.

2. The priority right for new investments to increase the registered capital according to Section 143 of the Commercial Code is set for existing members within one month as from the General Meeting resolution on increase of registered capital.

3. The decision to increase the registered capital shall also provide for the method by which the registered capital of the Company shall be increased. The Executive shall see to it that the agreed method and the legal regulation in accepting the obligations for new investments shall be abided by. The Executive shall also apply for the registration of the change of the registered capital of the Company within 7 days after this change has occurred.


                                  Section 16
                        REDUCTION OF REGISTERED CAPITAL


1.   The reduction of registered capital shall be decided upon



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     by the General Meeting as agreed in Section 8, para 7 of this Agreement.

2. With the reduction of the registered capital the members investments shall be decreased proportionately if the reduction is not due to the termination of membership of a member in the Company and if at the same time a transfer of succession of its shareholding to another person has not taken place; in such a case the registered capital shall be reduced by the reduction of number of investments.

3. The registered capital of the Company and the investments of its members must not fall below the legal minimum.

4. The Executive shall be obliged to publicize the reduction of the registered capital twice, the second publication within 30 days after the first one in the Economic Gazette. After settlement eventually cover for those creditors claims which were submitted within the time given by law the Executive shall without undue delay submit a petition for re-registration of the change of the registered capital of the Company in the Companies Register.


                                      VI.
                      DISPOSITION WITH OWNERSHIP INTEREST

                                   Section 17
                         TRANSFER OF OWNERSHIP INTEREST

1. A member may transfer its ownership interest to another member without the approval by the General Meeting. SFMT-Czech, Inc. can transfer its ownership interests without the approval by the General Meeting to a wholly-owned subsidiary to be formed by SFMT-Czech, Inc. in the Czech Republic.

2. If a member does not exercise its right, the other member should be free to sell its interest to any third party for a period of three months. In the event a member receives a bona fide offer to purchase its interest, then the terms and conditions of such offer should control the purchase price and conditions under which the other member should be entitled to purchase the interest. If however, the member that received the offer to purchase its interest attempts to sell such interest at a lower price or upon more favorable terms than those which the other member declined to purchase, then such interest must first be offered to the other member at such reduced price or more favorable terms. All sales to third parties are subject to the condition that the party purchasing the interest become a party to this Agreement.


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3.   The transfer of ownership interest shall be effective for the Company as of the day on which the Executive has received a copy of the transfer contract.


                                   Section 18
                         DIVISION OF OWNERSHIP INTEREST

       Ownership interest can be divided only with the consent of the General Meeting and only in the following cases:
a) In the case of transfer of ownership interest according to Section 16, para 1
b)   Transfer of ownership interest to legal successor of the member.


                                   Section 19
                            FREE OWNERSHIP INTEREST

1. The General Meeting shall decide how the Executive shall dispose of an ownership interest which has become free due to the fact that members have not exercised their priority right or due to the fact that there is no available third party purchaser.

2. If the decision according to para 1 stipulates that the free share shall be transferred to a person who is not a member and the transfer has not been successful, this ownership interest shall be divided among the present members proportionately according to their shareholdings.


                                      VII.
                   WINDING UP AND TERMINATION OF THE COMPANY

                                   Section 20
                           WINDING UP OF THE COMPANY

1. In addition to reasons for winding up of the Company mentioned in the law, the Company shall also be wound up by a unanimous resolution of the General Meeting and on proposal of a member according to para 2.

2. Any member may submit a proposal that the Court should wind up the Company according to the Czech Commercial law.


                                   Section 21
            RESOLUTION OF THE GENERAL MEETING TO WIND UP THE COMPANY

1. The General Meeting, when deciding to wind up the Company, shall also resolve whether the Company shall be wound up with liquidation or without liquidation.

2. The Resolution to wind up the Company without liquidation shall also specify the day of winding up of the Company and shall instruct the Executive to arrange for the entry

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     of the winding up of the Company in the Companies Register.

3 In the Resolution to wind up the Company with liquidation the General Meeting shall specify the day of starting the liquidation, shall appoint the liquidator and shall decide on the renumeration of the liquidator. The General Meeting shall instruct the Executive to submit in time the petition for entry of these facts in the Companies Register.




                                     VIII.
                               Final Provisions

                                  Section 22
                            Settlement of Disputes

The Parties to this Agreement shall endeavor to reach an amicable settlement of disputes arising hereunder. However, if they are unable to resolve any dispute by amicable settlement, such dispute shall be settled by binding arbitration under the arbitration Rules of the Stockholm Chamber of Commerce (the "Rules")by three arbitrators appointed in accordance with the Rules.
The President of the Chamber of Commerce, Stockholm (Sweden) shall act as the "appointing authority" under the Rules. Parties hereby irrevocably waive the right to submit such disputes, or to appeal, to any court. The seat of the arbitration tribunal shall be Stockholm, Sweden. The language of the arbitration shall be English. This submission and agreement to arbitrate shall be specifically enforceable. Any award rendered by an arbitration tribunal shall be final and binding on the Parties, and the judgement upon the award rendered may be entered in any court having jurisdiction thereof.


                                  Section 23
                  Expenses of the Establishment of the Company

     The Court and administrative charges connected with the establishment of the Company shall be born by the Company and shall be accounted for as its first expenses. Other expenses shall be borne by each member.


                                  Section 24
                     Number of Copies. A Signature Specimen

1. This Agreement has been done in 6 copies in Czech and English. In case of differences the English version shall control. Each of the members shall receive 2 copies, 1 copy shall be deposited with the Companies Register and the remaining copy shall be deposited by the Executive in the archives of the Company.


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2.   The signature given below this Agreement serves also as the signature specimen.

3. The Executive of the Company is authorized to submit the application for registration of the Company in the Companies Register. His signature on the petition or on the power of attorney for the appointed attorney, shall also serve as signature specimen.


Done in Prague      July, 1994
              -----



For SFMT-Czech, Inc.                    For B & H

/s/LOUIS T. TOTH                        /s/ ING. VLADISLAV HRIBEK
-------------------------               -------------------------
Louis T. Toth                           Ing. Vladislav Hribek
Vice President                          Executive

                                        B & H, s.r.o.
                                        Nad lomem 14/746
                                        147 00 Praha 4






[Illegible]

Louis Thomas Toth, nar. 12. sept. 1942, 1500 LOWST St. APT-2613, PHILADELPHIA, PA 19102, U.S.A.

[Illegible]

12.7.1994



                      Emilia Kubikova                [SEAL]